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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






                                OCTOBER 17, 2003
                Date of Report (Date of earliest event reported)





                             WESTPOINT STEVENS INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 0-21496                           36-3498354
          (Commission File Number)     (I.R.S. Employer Identification No.)



                507 WEST TENTH STREET, WEST POINT, GEORGIA 31833
               (Address of principal executive offices)  (Zip Code)



                                 (706) 645-4000
              (Registrants' telephone number, including area code)

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ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE.

               In connection with its filing, on June 1, 2003, of a petition to reorganize under Chapter 11 of the United States Bankruptcy Code, WestPoint Stevens Inc. (the "Registrant") announced, by press release and filings of Current Reports on Form 8-K, that it had entered into (i) a non-binding agreement in principle (the "AIP") with certain holders of its outstanding unsecured debt on the terms of a financial restructuring to be implemented through the Chapter 11 process and (ii) a debtor-in-possession financing agreement (the "DIP Agreement") with a group of banks. At that time, the Registrant noted that the AIP was subject to certain conditions, including reaching an agreement with the Registrant's bank lenders. The terms of the AIP were reflected in a Restructuring Proposal, dated as of June 1, 2003, which the Registrant filed as an exhibit to its Current Report, dated June 9, 2003.

               On October 15, 2003, the Registrant's Board of Directors determined not to continue implementing the transactions contemplated by the AIP for a variety of reasons, including the fact that certain conditions to the consummation of those transactions are very unlikely to occur. The Board therefore resolved to pursue a Chapter 11 restructuring on terms which differ from those set forth in the Restructuring Proposal. In connection therewith, the Board of Directors selected M. L.
               (Chip) Fontenot as the Registrant's Chief Executive Officer. Mr. Fontenot has been serving as the Registrant's interim Chief Executive Officer since August 14, 2003. Mr. Fontenot will continue in his positions as President and Chief Operating Officer of the Registrant.

               The Registrant is seeking to extend, until March 31, 2004, the period during which it has the exclusive right to propose a plan of reorganization under Chapter 11. The Registrant currently anticipates negotiating such a plan with its creditor constituencies, and filing the plan with the Bankruptcy Court, by such date, but there is no assurance that the Registrant will be able to do so. The Registrant's motion to extend its period of exclusivity is scheduled to be heard by the Bankruptcy Court on October 22, 2003. In addition, the Registrant and the lenders under the DIP Agreement have entered into second and third amendments to the DIP Agreement. Copies of the two amendments are filed as Exhibits 99.1 and 99.2 to this Current Report and incorporated herein by reference. The second amendment, which has become effective, amended the definition of "Foreign Subsidiary Advances", temporarily suspended the "EBITDA" covenant set forth in Section 7.23 of the DIP Agreement and made several conforming changes to the DIP Agreement. The third amendment, which will only become effective if approved by the Bankruptcy Court, would, among other things:

                    o    amend the EBITDA covenant set forth in Section 7.23;

                    o    add a new "minimum availability" covenant;

                    o amend certain covenants in connection with the Registrant's "2003 Restructuring Plan";

                    o    allow the use of bankers' acceptances; and

                    o    amend the definition of "Applicable Margins".


               A Bankruptcy Court hearing with respect to the third amendment has been scheduled for October 22, 2003.

               On October 17, 2003, the Registrant issued a press release with respect to the matters described in the first two paragraphs of this Item 5. A copy of the press release is filed as Exhibit 99.3 to this Current Report.


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Exhibit No.                     Exhibit
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99.1           Second Amendment to Post-Petition Credit Agreement and First
               Amendment to Security Agreement, dated as of September 25, 2003, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions from time to time parties to the Credit Agreement and Bank of America, N.A. and Wachovia Bank, National Association.

99.2 Third Amendment to Post-Petition Credit Agreement, dated as of September 25, 2003, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions from time to time parties to the Credit Agreement and Bank of America, N.A. and Wachovia Bank, National Association.

99.3           Press release, dated October 17, 2003.



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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              WESTPOINT STEVENS INC.
                                 (Registrant)


                              By: /s/ Lorraine D. Miller
                                  ----------------------------------------------
                                    Lorraine D. Miller
                                    Senior Vice President - Investor Relations


Date:  October 17, 2003




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
                                  EXHIBIT INDEX
                                  -------------

EXHIBIT                            DESCRIPTION
-------                            -----------

99.1 Second Amendment to Post-Petition Credit Agreement and First Amendment to Security Agreement, dated as of September 25, 2003, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions from time to time parties to the Credit Agreement and Bank of America, N.A. and Wachovia Bank, National Association.

99.2 Third Amendment to Post-Petition Credit Agreement, dated as of September 25, 2003, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions from time to time parties to the Credit Agreement and Bank of America, N.A. and Wachovia Bank, National Association.

99.3           Press release, dated October 17, 2003.





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